Exhibit 99

March 2009

Cabela's Credit Card Master Note Trust		CABMT 05-1	CABMT 06-3	CABMT 08-1	CABMT 08-4
Deal Size		$250M	$500M	$500M	$200M
Expected Maturity		10/15/2010	10/17/2011	12/15/2010	9/15/2011

Portfolio Yield		21.21%	21.21%	21.21%	21.21%
LESS: Base Rate		5.41%	5.26%	6.62%	8.58%
Gross Charge-offs		5.21%	5.21%	5.21%	5.21%

Excess Spread:	Mar-09	10.59%	10.74%	9.38%	7.42%
	Feb-09	9.90%	10.05%	8.69%	6.88%
	Jan-09	9.34%	9.50%	8.00%	6.01%

3 Month Average Excess Spread		9.94%	10.10%	8.69%	6.77%

Delinquencies	30 to 59 days	0.69%	0.69%	0.69%	0.69%
	60 to 89 days	0.51%	0.51%	0.51%	0.51%
	90+ days	0.52%	0.52%	0.52%	0.52%
	Total	1.72%	1.72%	1.72%	1.72%

Principal Payment Rate		39.09%	39.09%	39.09%	39.09%

Back to Form 8-K